Exhibit 99.1

Co-Diagnostics Reports Full Year 2021 Financial Results

Achieved Record Full Year Revenue of $97.9 Million;

Strength in Sales Momentum Provides Foundation to Achieve Solid FY’22

SALT LAKE CITY, March 24, 2022—Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, announced today financial results for the full year ended December 31, 2021.

Full Year 2021 Financial Results:

●	Revenue of $97.9 million, an increase of $23.3 million year-over-year, primarily due to sales of Logix SmartTM COVID-19 Tests throughout the world
●	Gross profit increased to $86.3 million year-over-year, representing 88.2% of consolidated revenue
●	Operating income improved to $46.1 million due to record revenue and gross profit for the year
●	Income before taxes of $45.6 million
●	Net income of $36.7 million, compared to a $42.5 million from the prior year, representing $1.23 per fully diluted share compared to $1.52 in 2020
●	Adjusted EBITDA of $52.1 million in 2021 improved from $45.3 million in 2020
●	Cash, cash equivalents, and marketable securities totaled $89.9 million at December 31, 2021, compared to $47.3 million as of December 31, 2020

Dwight Egan, Co-Diagnostics’ Chief Executive Officer, said, “Our record performance during Fiscal 2021 reflects the strength of our innovative product portfolio, and our ability to quickly adapt and deliver our products to customers in regions experiencing increased demand. We strengthened our executive management team and welcomed Brian Brown as Chief Financial Officer, and Dr. Jesse Montgomery as Chief Scientific Officer. The Company also announced the existence of our new at-home/point-of-care diagnostics platform and completed two strategic acquisitions during the year to further enhance efficiencies related to this platform, which includes the addition of two key team members in Dr. Kirk Ririe and Dr. Carl Wittwer, pioneers of rapid and real-time PCR. The addition of Mr. Brown, Dr. Montgomery, Dr. Ririe and Dr. Wittwer reinforce our goal of becoming a leading global molecular diagnostic company. We are confident that this next-generation healthcare solution is the path to achieving growth and increasing value for our shareholders. We look forward to continuing to develop and iterate new, groundbreaking products on the Co-Dx YourTest PCR™ platform.”

Egan continued, “Looking ahead, we believe that the demand for our COVID-19 tests and other diagnostic products will persist as our reputation has now been established and continues to grow among the diagnostic testing community and organizations continue to implement COVID-19 testing as part of normal protocol. We remain focused in our long-term strategy and we expect that the Co-Dx YourTest PCR™ platform will contribute to future growth. The platform, along with our innovative portfolio of tests provides a strong foundation for 2022.”

2021 Business Highlights:

●	Completed the acquisition of Idaho Molecular Inc. and Advanced Conceptions, Inc., which are expected to streamline the commercialization of the Co-Dx YourTest PCR™ device as it nears completion.
●	JV CoSara received clearance by the Central Drugs Standard Control Organization (“CDSCO”) in India to manufacture and sell its SARAPLEX™ Flu A/Flu B/COVID-19 (ABC) RT-PCR test as an in vitro diagnostic (“IVD”).
●	Received approval for Logix Smart™ SARS-CoV-2 2-Gene multiplex test from the United Kingdom Health Security Agency’s (“UKHSA”) Medical Devices (Coronavirus Test Device Approvals) (Amendment) Regulations 2021 (“CTDA”).
●	Received authorizations for COVID-19 test to be sold and used as an in vitro diagnostic (IVD) in Mexico, India, and Australia, among others.
●	Awarded a patent from the Republic of Korea’s Intellectual Property Office for the Company’s CoPrimer™ technology.
●	Logix Smart™ COVID-19 Test Kit was used by Australian researchers to demonstrate rapidly deployable mobile molecular diagnostics support for remote locations, with the peer-reviewed results published in the Journal of Medical Microbiology.
●	Announced the development of a new at home/point-of-care PCR diagnostic testing, screening and surveillance platform designed to perform COVID-19 testing at businesses, schools, homes, hotels, cruise ships, airports, airplanes and other locations.

First Quarter Fiscal 2022 Outlook

●	First quarter revenue in the range of $21.0 million to $22.0 million;
●	Diluted EPS in the range of $0.17 to $0.20;
●	Diluted shares outstanding of 32.4 million; and
●	Adjusted EBITDA in the range of $9.0 million to $10.0 million.

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: https://ir.codiagnostics.com on the Events & Webcasts page

Conference Call: 877-317-6789 (domestic) or 412-317-6789 (international)

The call will be recorded and later made available on the Company’s website: https://codiagnostics.com.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technology. The Company’s technology is utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests to locate genetic markers for use in industries other than infectious disease and license the use of those tests to specific customers.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation, amortization, income tax (benefit) expense, net interest (income) expense, stock-based compensation, and one-time transaction related costs. The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The company’s management uses this non-GAAP measure to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation tables of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding the (i) use of funding proceeds, (ii) expansion of product distribution, (iii) acceleration of initiatives in liquid biopsy and SNP detection, (iv) use of the Company’s liquid biopsy tests by laboratories, (v) capital resources and runway needed to advance the Company’s products and markets, (vi) increased sales in the near-term, (vii) flexibility in managing the Company’s balance sheet, (viii) anticipation of business expansion, (ix) benefits in research and worldwide accessibility of the CoPrimer technology and its cost-saving and scientific advantages, and (x) the impact that known and unknown COVID-19 variants may have on us and our products, our customers and suppliers, including disruptions and inefficiencies in the supply chain. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances, a fuller discussion of which can be found in the Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2022, and in our other filings with the SEC. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:	Investor Relations Contact:
Andrew Benson	Zach Mizener
Head of Investor Relations	Lambert & Co.
+1 801-438-1036	+1 616-233-0500
investors@codiagnostics.com	zmizener@lambert.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$88,607,234	$42,976,713
Marketable investment securities	1,255,266	4,335,446
Accounts receivable, net	20,839,182	12,136,833
Inventory	2,004,169	7,995,189
Prepaid expenses	2,338,444	369,028
Note receivable	75,000	-
Total current assets	115,119,295	67,813,209
Property and equipment, net	1,933,216	949,639
Goodwill	14,706,818	-
Intangible assets, net	27,195,000	-
Investment in joint venture	1,004,953	1,927,125
Deferred tax asset	-	547,224
Note receivable	75,000	-
Total assets	$160,034,282	$71,237,197
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$607,506	$598,318
Accrued expenses, current	3,859,652	2,849,503
Accrued expenses (related party), current	-	120,000
Contingent consideration liabilities, current	5,767,304	-
Income taxes payable	2,213,088	189,729
Deferred revenue	150,000	305,307
Total current liabilities	12,597,550	4,062,857
Long-term liabilities
Income taxes payable	1,067,853	447,831
Deferred tax liability	7,228,444	-
Contingent consideration liabilities	4,665,337	-
Accrued expenses (related party), noncurrent	-	30,000
Total long-term liabilities	12,961,634	477,831
Total liabilities	25,559,184	4,540,688
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2021 and December 31, 2020	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 33,819,862 and 28,558,033 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	33,820	28,558
Additional paid-in capital	80,271,999	49,157,236
Accumulated earnings	54,169,279	17,510,715
Total stockholders’ equity	134,475,098	66,696,509
Total liabilities and stockholders’ equity	$160,034,282	$71,237,197

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2021	2020
Revenue	$97,885,603	$74,552,758
Cost of revenue	11,574,944	16,591,346
Gross profit	86,310,659	57,961,412
Operating expenses
Sales and marketing	13,397,813	4,665,113
General and administrative	11,550,615	8,278,734
Research and development	14,961,916	3,185,290
Depreciation and amortization	335,363	138,635
Total operating expenses	40,245,707	16,267,772
Income from operations	46,064,952	41,693,640
Other income (expense)
Interest income	45,631	97,215
Loss on disposition of assets	(44,355)	(175)
Gain (loss) on equity method investment in joint venture	(430,433)	778,385
Total other income (expense)	(429,157)	875,425
Income before income taxes	45,635,795	42,569,065
Income tax provision	8,977,231	90,536
Net income	$36,658,564	$42,478,529
Earnings per common share:
Basic	$1.27	$1.59
Diluted	$1.23	$1.52
Weighted average shares outstanding:
Basic	28,874,555	26,720,133
Diluted	29,903,686	28,000,341

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

 GAAP AND NON-GAAP MEASURES

Reconciliation of GAAP net income to adjusted EBITDA:

	Years Ended December 31,
	2021	2020
Net income	$36,658,564	$42,478,529
Interest income	(45,631)	(97,215)
Depreciation and amortization	335,363	138,635
Transaction costs (1)	656,195	-
Stock-based compensation expense	5,509,404	2,738,041
Income tax provision	8,977,231	90,536
Adjusted EBITDA	$52,091,126	$45,348,526

(1) Expenses incurred relating to the acquisitions of Idaho Molecular and Advanced Conceptions